Exhibit 99.1

EXECUTIVE OFFICE 7 Custom House Street PORTLAND, ME 04101, USA	Telephone: Facsimile: Website:	(+1) 207 619 8500 (+1) 207 553 2250 www.magellanpetroleum.com	ARBN 117 452 454

AUSTRALIAN OFFICE Level 10, 145 Eagle Street BRISBANE QLD 4000, AUSTRALIA (GPO Box 2766, Brisbane Q 4001)	Telephone: Facsimile: Email:	(+61) 7 3224 1600 (+61) 7 3224 1699

July 30, 2010

Company Announcements Office

Australian Securities Exchange

Level 10, 20 Bond Street

SYDNEY, NSW 2000

The Manager

ACTIVITIES REPORT FOR THE QUARTER ENDED JUNE 30, 2010

This report is submitted by Magellan Petroleum Corporation (ASX Code MGN) (“Magellan” or “the Company”) in compliance with the Australian Stock Exchange Listing Rule 5.2, and covers the quarter April 1 to June 30, 2010.

This report is based upon, and accurately reflects, information compiled by a person who is a practising geologist, who holds a Bachelor of Science Degree in Geology, who has had a minimum of five years experience in the practice of geology and who is a full time employee in Magellan Petroleum Corporation’s group of companies.

OIL & GAS SALES

Natural Gas

The Company’s share of natural gas sales during the quarter ended June 30, 2010 decreased by 83 percent from the quarter ended June 30, 2009, as detailed below:

Field (Magellan Share)	Million Cubic Feet		Terajoules	Variance
	Total	Daily
Mereenie*	8	—	10	-99%
Palm Valley	237	3	270	-30%
Total Gas	245	3	280	-83%

Activities Report to the ASX for the Quarter Ended June 30, 2010	Page 2

Crude Oil and Condensate

The Company’s share of crude oil and condensate sales during the quarter ended June 30, 2010 decreased by 50 percent from the quarter ended June 30, 2009, as detailed below:

Fields (Magellan Share)	Barrels		Kilolitres	Variance
	Total	Daily
Mereenie	14,739	162	2,344	-50%
Total Crude Oil and Condensate	14,739	162	2344	-50%

PRODUCTION AND DEVELOPMENT ACTIVITIES

AUSTRALIAN PRODUCTION

Palm Valley Gas Field (PL 3) – Amadeus Basin NT (52.023% Interest)

The Palm Valley gas field which is operated by the Company produced an average of approximately 5.0 million cubic feet per day (MMcf/D) of natural gas for sale during the quarter. The Palm Valley Joint Venture’s objective is to maximise gas production from the existing facilities while maintaining a safe and efficient operation, conducted in accordance with good oil field practice. The Palm Valley-9 well ceased flowing during the quarter when the flow rate naturally declined to a level at which the well was no longer capable of lifting the formation water from the well. There are no immediate plans to endeavour to re-instate production from the well.

Mereenie Oil and Gas Field (PL 4 & 5) – Amadeus Basin NT (35% Interest)

The Mereenie oil and gas field which is operated by Santos Ltd produced an average of approximately 422 barrels of oil and condensate per day for sale during the reporting period.

Supply of gas to Power and Water Corporation (PWC) is made at its request under the producers ‘reasonable endeavours’ provision of the Mereenie Sales Agreement No. 4 (MSA4). PWC was supplied 22.8 Terajoules of gas during the quarter. The MSA4 Agreement will cease on September 5, 2010.

UNITED STATES PRODUCTION

East Poplar and Northwest Poplar Oil Fields – Montana (51-63% Interest)

The Company has completed a consolidation of interests at the East Poplar Unit and North West Poplar fields in Roosevelt County, Montana. On March 9, 2010, the Company entered into a Purchase and Sale Agreement with Hunter Energy LLC under which the Company assumed Hunter’s 25.05% average working interests in those Montana fields. In a separate transaction the Company also purchased a 1.25% interest in the same fields, from a different owner. Magellan, itself and through its subsidiaries, now controls a 93.80% average working interests there.

The Poplar fields produced an average of approximately 245 barrels of oil per day (BOPD) during the reporting period.

Activities Report to the ASX for the Quarter Ended June 30, 2010	Page 3

EXPLORATION ACTIVITIES

AUSTRALIAN EXPLORATION

On March 25, 2010, the Company announced that its wholly-owned subsidiary, Magellan Petroleum Australia Limited (MPAL), had entered into an agreement with Santos Limited (Santos) to purchase Santos’ 40% interest in the Evans Shoal natural gas field (NT/P48), located in the Bonaparte Basin offshore Northern Australia. Closing and completion of the purchase is subject to regulatory and other approvals and is expected to occur in the second half of 2010. The Foreign Investment Review Board has indicated that it has ‘no objection’ to the acquisition of Santos’ interest by Magellan.

The Commonwealth – Northern Territory Offshore Petroleum Joint Authority granted Exploration Permit for Petroleum No. NT/P82 to the Company (100% interest) over Area NT09-1, offshore Northern Territory. Area NT09-1 was offered for competitive bid under the 2009 Release of Offshore Petroleum Exploration Areas. The exploration permit was granted on May 13, 2010 for a six year term. The committed work program under the permit during the first three years of the term involves the reprocessing of existing seismic data, the acquisition of additional 2D and 3D seismic and the interpretation of the combined seismic database. NT/P82 lies to the south and southeast of the Evans Shoal gas field within the Bonaparte Basin and includes part of the flanking terraces of the Malita Graben.

On January 16, 2010, the Company entered into an asset sale agreement with Adelaide Energy to sell all of its ownership interests in the three petroleum exploration permits ATP 613P, ATPA 733P and ATPA 674P that cover the Maryborough Basin in Queensland. The Company executed native title agreements with the registered native title claimants over the area of ATPA 733P and ATPA 674P during the quarter, and is now waiting on the grant of ATP 674P, ATP 733P and the excluded areas of ATP 613P by the Government of Queensland. The transaction with Adelaide Energy will close following the grant of the ATP 613P excluded areas and third party approvals and notices which are procedural only in nature. The permits are the subject of a Farmin Agreement with Blue Energy, under which Blue Energy may earn a 75% interest in the permits by completing a coal seam gas related work program.

On December 4, 2009, the Company announced the sale of its interests in PEL 94, PEL 95, PEL 107, the PEL 91-PEL 106 Udacha Unit and ATP 732P. The company subsequently entered into sales agreements to effect the sale of those licences, which have been completed except for ATP 732P. The Company has entered into native title agreements with the registered native title claimants over the area of ATP 732P, and is now waiting on the grant of the ATP by the Government. The ATP 732P transaction will close following the grant of the ATP.

Activities Report to the ASX for the Quarter Ended June 30, 2010	Page 4

UNITED KINGDOM EXPLORATION

In the Weald Basin, the Company (40% interest) will participate in the Markwells Wood-1 exploration well in PEDL 126 and the Havant-1 well in PEDL 155/256. Markwells Wood-1 was expected to be drilled late 2nd quarter/early 3rd quarter of 2010. Havant-1 will be drilled immediately following the drilling of Markwells Wood-1. Northern Petroleum, operator of the PEDL 126 and PEDL 155/256 joint ventures, announced during the quarter that it was offering for sale all its production and exploration interests in the Weald Basin. The drilling of the wells as a consequence has been delayed.

The Company holds interests (ranging from 22.5% to 50%) in five other exploration licences in the Weald-Wessex Basin (PEDLs 098, 125, 153, 154, and 240), which are operated by Northern Petroleum. The Company also holds a 50% interest in PEDLs 231, 232, 234 and 243 in the central Weald Basin area which are operated by Celtique Energie Weald with a 50% interest. PEDLs 135, 136, 137, 242 and 246 are held and operated by the Company with a 100% interest. Well sites have been selected and applications for local council planning consents for the drilling of two prospects, one in PEDL 135 and one in PEDL 137 are being progressed.

EXPENDITURES

Expenditures incurred on exploration, appraisal, development, and production activities during the quarter ended June 30, 2010, totalled US$4,511,000. All figures are unaudited.

FORWARD LOOKING STATEMENTS

Statements in this release which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the United States Private Securities Litigation Reform Act of 1995. These statements about the Company may relate to its businesses and prospects, revenues, expenses, operating cash flows, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Among these risks and uncertainties are pricing and production levels from the properties in which the Company has interests, the extent of the recoverable reserves at those properties and the future outcome of the negotiations for gas sales contracts for the remaining uncontracted reserves at both the Mereenie and Palm Valley gas fields in the Amadeus Basin. In addition, the Company has a large number of exploration permits and faces the risk that any wells drilled may fail to encounter hydrocarbons in commercially recoverable quantities. Any forward-looking information provided in this release should be considered with these factors in mind. The Company assumes no obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Yours sincerely